Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

CONTINENTAL AIRLINES, INC.

(Effective as of June 10, 2009)

TABLE OF CONTENTS

Page

ARTICLE I. Stockholders

Section 1.1Annual Meeting
Section 1.2Special Meetings
Section 1.3Place of Meeting
Section 1.4Notice of Meetings
Section 1.5Quorum
Section 1.6Voting
Section 1.7Presiding Officer and Secretary
Section 1.8Proxies
Section 1.9List of Stockholders
Section 1.10Notice of Stockholder Business and Nominations
Section 1.11Procedures for Calling a Special Meeting
Section 1.12Inspectors of Elections; Opening and Closing the Polls
Section 1.13Written Consent in Lieu of Meeting

ARTICLE II. Directors

Section 2.1Powers and Duties of Directors; Number
Section 2.2Election; Term; Vacancies
Section 2.3Resignation
Section 2.4Removal
Section 2.5Meetings
Section 2.6Quorum and Voting
Section 2.7Written Consent of Directors in Lieu of a Meeting
Section 2.8Compensation

ARTICLE III. Committees of the Board of Directors

Section 3.1Creation
Section 3.2Committee Procedure
Section 3.3Certain Definitions

ARTICLE IV. Officers, Agents and Employees

Section 4.1Appointment and Term of Office
Section 4.2Resignation and Removal
Section 4.3Compensation and Bond
Section 4.4Chairman of the Board
Section 4.5Chief Executive Officer
Section 4.6President
Section 4.7Chief Operating Officer
Section 4.8Chief Financial Officer
Section 4.9Vice Presidents
Section 4.10Treasurer
Section 4.11Secretary
Section 4.12Assistant Treasurers
Section 4.13Assistant Secretaries
Section 4.14Delegation of Duties
Section 4.15Prohibition on Loans to Directors and Executive Officers

ARTICLE V. Limitation of Liability and Indemnification

Section 5.1Limitation of Liability of Directors
Section 5.2Mandatory Indemnification of Directors and Officers
Section 5.3Permissive Indemnification of Non-Officer Employees and Agents
Section 5.4General Provisions

ARTICLE VI. Common Stock

Section 6.1Certificates
Section 6.2Transfers of Stock & Record Holders
Section 6.3Lost, Stolen or Destroyed Certificates
Section 6.4Stockholder Record Date
Section 6.5Rules and Procedures

ARTICLE VII. Ownership by Aliens

Section 7.1Foreign Stock Record
Section 7.2Maximum Percentage
Section 7.3Recording of Shares

ARTICLE VIII. General Provisions

Section 8.1Fiscal Year
Section 8.2Dividends
Section 8.3Checks, Notes, Drafts, Etc.
Section 8.4Corporate Seal
Section 8.5Waiver of Notice

ARTICLE IX. Restated Certificate of Incorporation to Govern

Section 9.1Restated Certificate of Incorporation to Govern

AMENDED AND RESTATED

BYLAWS

OF

CONTINENTAL AIRLINES, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I.

Stockholders

Section 1.1                                 Annual Meeting.

  The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of any other business properly brought before the annual meeting shall be held at such time and date in each year as the Board of Directors may determine from time to time.  The annual meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at the principal business office of the Corporation.
Section 1.2                                 Special Meetings.

  Subject to the rights of the holders of any class or series of preferred stock of the Corporation, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended from time to time in accordance with its terms and applicable law, the “Restated Certificate of Incorporation”), special meetings of the stockholders may be called only by (A) the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting from the holders of 25% or more of the voting power of the outstanding shares of Common Stock, solely in accordance with, and subject to, Section 1.11, (B) the Chief Executive Officer or (C) the Board of Directors.  The only business that shall be conducted at a special meeting are the matters specified in the notice of meeting given by or at the direction of the person or persons calling the meeting pursuant to this Section 1.2.  Except in accordance with this Section 1.2 and Section 1.11, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

Section 1.3                                 Place of Meeting.

  The Board of Directors may designate the place of meeting for any meeting of the stockholders.  If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.
Section 1.4                                 Notice of Meetings.

  Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing or by electronic transmission by all stockholders entitled to vote at the meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.
Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the notice of any meeting shall be given personally or by mail or by electronic transmission in the manner provided by law, not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 1.5                                 Quorum.

  Except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the aggregate voting power of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.4, notice need not be given of the adjourned meeting.
Section 1.6                                 Voting.

  Except as otherwise provided by the Restated Certificate of Incorporation or these Bylaws, whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote.  Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon, except as otherwise required by law, by the Restated Certificate of Incorporation or by these Bylaws.
Except as otherwise provided by law, or by the Restated Certificate of Incorporation or these Bylaws, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.
Upon the demand of any stockholder entitled to vote, the vote for Directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.
Section 1.7                                 Presiding Officer and Secretary.

  At every meeting of stockholders the Chairman of the Board or the Chief Executive Officer, as designated by the Board of Directors, or, if neither is present, or in the absence of any such designation, the appointee of the meeting, shall preside.  The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.
Section 1.8                                 Proxies.

  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact.  Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.
Section 1.9                                 List of Stockholders.

  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder in the manner provided by law.  The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.
The stock ledger shall be the only evidence as to which stockholders are the stockholders entitled to examine the stock ledger or the list required by this Section 1.9, or to vote in person or by proxy at any meeting of stockholders.
Section 1.10                                            Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.
(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) if brought before the meeting by the Corporation and specified in the Corporation’s notice of meeting delivered pursuant to Section 1.4, (b) if brought before the meeting by or at the direction of the Board of Directors or (c) if brought before the meeting by a stockholder of the Corporation who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 1.10, and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with this Section 1.10 as to such nominations or other business.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be considered or to propose any nominations of persons for election to the Board of Directors at an annual meeting of the stockholders.
(2) Without qualification, for any nominations of persons for election to the Board of Directors of the Corporation or other business to be properly brought before an annual meeting by a stockholder, in each case, pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must (x) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and (y) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.10.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than sixty days, from such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice.  For purposes of this Section 1.10, the term “Proposing Person” means (i) the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and (iii) any affiliate or associate (for purposes of these Bylaws, each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
(3) To be in proper form, a stockholder’s notice (whether given pursuant to paragraph (A)(2) or paragraph (B) of this Section 1.10) shall set forth:
(a) As to each Proposing Person:
(i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger); and
(ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Stockholder Information”);
(b) As to each Proposing Person:
(i) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the capital stock of the Corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the capital stock of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the capital stock of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction;
(ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the capital stock of the Corporation;
(iii) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the capital stock of the Corporation (“Short Interests”);
(iv) any rights to dividends on the shares of any class or series of the capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;
(v) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and
(vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nomination for election of Directors or the other business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the information required by this Section 1.10 or Section 1.11 (as applicable) on behalf of a beneficial owner.
(c) As to each person, if any, whom a Proposing Person proposes to nominate for election or reelection as a Director:
(i) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.10 if such proposed nominee were a Proposing Person;
(ii) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
(iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a Director or executive officer of such registrant; and
(d) As to any business other than nominations for election of Directors that a Proposing Person proposes to bring before an annual meeting:
(i) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of any Proposing Person;
(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration); and
(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons and (y) between or among any Proposing Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the proposal of such business by such stockholder.
(4) A stockholder providing notice of a proposed nomination for election to the Board of Directors of the Corporation or other business proposed to be brought before a meeting (whether given pursuant to paragraph (A)(2) or paragraph (B) of this Section 1.10) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).  The Corporation may also require any proposed nominee for election to the Board of Directors of the Corporation to furnish such other information (i) as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines as then in effect or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(5) Notwithstanding anything in paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ten days before the last day a stockholder could otherwise deliver a notice of nomination in accordance with such paragraph (A)(2) of this Section 1.10, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(B) Special Meeting of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting in accordance with Section 1.2 and (if applicable) Section 1.11.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which Directors are properly to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (a) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 1.10 and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complied with this paragraph (B) and paragraph (A)(3) of this Section 1.10 as to such nominations.  Without qualification, in order for a stockholder to present any nominations of persons for election to the Board of Directors of the Corporation at such a special meeting, pursuant to clause (ii) of this paragraph (B), the stockholder must (x) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation (which notice shall include disclosure of the information that is required by the applicable provisions of paragraph (A)(3) of this Section 1.10) and (y) provide any updates or supplements to such notice at the times and in the forms required by paragraph (A)(4) of this Section 1.10.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth day prior to the date of such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.  In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) General.

(1) Only persons who are nominated in accordance with this Section 1.10 shall be eligible to serve as Directors and only such business as shall have been brought before the meeting in accordance with this Section 1.10 shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether such nomination or business was made in compliance with this Section 1.10 and, if such proposed nomination or business is deemed not to have been properly made, to declare that such nomination or proposal has not been properly brought before the meeting and shall be disregarded and declared to be out of order.
(2) For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.10.  This Section 1.10 is expressly intended to apply to any business proposed to be brought before a meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 1.11                                            Procedures for Calling a Special Meeting.

(A) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 1.2(A) unless a stockholder has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.
(B) To be in proper form for purposes of this Section 1.11, a request by a stockholder for the Board of Directors to fix a record date shall set forth:
(1) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 1.10(A)(3)(a), except that for purposes of this Section 1.11 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.10(A)(3)(a));
(2) As to each Requesting Person, any Disclosable Interests (as defined in Section 1.10(A)(3)(b), except that for purposes of this Section 1.11 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.10(A)(3)(b) and the disclosure in clause (vi) of Section 1.10(A)(3)(b) shall be made with respect to the business proposed to be conducted at the special meeting); and
(3) As to the purpose or purposes of the special meeting proposed to be called (a) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of any Requesting Person, and (b) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons and (y) between or among any Requesting Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.
For purposes of this Section 1.11, the term “Requesting Person” shall mean (x) a stockholder making a request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (y) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (z) any affiliate or associate of such stockholder or beneficial owner.
(C) Within ten days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 1.11 from any such stockholder, the Board of Directors may adopt a resolution fixing a record date in accordance with Section 6.4 for the purpose of determining the stockholders entitled to demand that a special meeting be called.  If no resolution fixing a record date has been adopted by the Board of Directors within such ten day period after the date on which such a request is received, the record date in respect thereof shall be the twentieth day after the date on which such a request is received.  Notwithstanding anything in this Section 1.11 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (2), (4), (5) or (6) of Section 1.11(E).
(D) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 1.2(A) unless the stockholders of record as of the record date fixed in accordance with Section 1.11(C) who hold, in the aggregate, 25% or more of the voting power of the outstanding shares of Common Stock (the “Required Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation.  To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth day following the record date fixed in accordance with Section 1.11(C).
To be in proper form for purposes of this Section 1.11, a demand to call a special meeting shall set forth (1) the business proposed to be conducted at the special meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (3) with respect to any stockholder or stockholders submitting a demand to call a special meeting, and the beneficial owner, if any, on whose behalf such demand is submitted (except for any stockholder that has submitted such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)), the information required to be provided pursuant to Section 1.11(B) of a Requesting Person.  A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting.  If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Required Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Required Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(E) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (1) that does not comply with the requirements of this Section 1.11, (2) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (3) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written demand, (4) if such demand relates to an item of business other than the election of directors that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (5) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (6) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(F) After receipt of demand(s) in proper form and in accordance with this Section 1.11 from a stockholder or stockholders holding the Required Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demand(s) received by the Corporation.  Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting.  The record date for such a special meeting shall be fixed in accordance with Section 6.4.  The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 1.4.
(G) In connection with a special meeting called in accordance with this Section 1.11, the stockholder or stockholders (except for any Solicited Stockholder) who, with respect to such meeting, requested that the Board of Directors fix a record date in accordance with Section 1.11(C) or who delivered a written demand to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 1.11 shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof).
(H) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to Section 1.2(A) except in accordance with this Section 1.11.  If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 1.11, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 1.11, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting.  In addition to the requirements of this Section 1.11 with respect to stockholders seeking to call special meetings of the stockholders, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such special meeting.
Section 1.12                                            Inspectors of Elections; Opening and Closing the Polls.

  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the “GCL”).
The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 1.13                                            Written Consent in Lieu of Meeting.

(A) Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute book in which proceedings of meetings of stockholders are recorded.  Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty days of the earliest dated consent delivered in the manner set forth in this paragraph to the Corporation, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described above in this Section 1.13.  Only stockholders that are stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting, notwithstanding any transfer of any stock on the stock ledger of the Corporation after any such record date.
(B) Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.  Within ten days after receipt of a request in compliance with this Section 1.13 from any such stockholder, the Board of Directors may adopt a resolution fixing a date as the record date in accordance with Section 6.4(B) for the purpose of determining the stockholders entitled to take such action.  If no resolution fixing a record date has been adopted by the Board of Directors within such ten day period after the date on which such a request is received, (1) the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery in the manner set forth in this Section 1.13 to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (2) the record date for determining stockholders entitled to consent to corporate action without a meeting, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(C) If the Board of Directors shall determine that any request to fix a record date was not properly made in accordance with the provisions of this Section 1.13, or the stockholder or stockholders seeking to take such action do not otherwise comply with the provisions of this Section 1.13, then the Board of Directors shall not be required to fix a record date and the Corporation shall be entitled to take such other actions in connection with any such purported action by written consent as permitted by applicable law.  In addition to the requirements of this Section 1.13, each stockholder seeking to take an action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE II.

Directors

Section 2.1                                 Powers and Duties of Directors; Number.

  The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders by the Restated Certificate of Incorporation, by these Bylaws, or by law.  Except as otherwise permitted by or consistent with Foreign Ownership Restrictions (as defined below), at no time shall more than one-third of the Directors in office be Aliens (as defined in the Restated Certificate of Incorporation).  The Board shall adopt the Annual Capital Expenditure Budget and the Annual Financial Plan, both as defined in Section 3.3, for each fiscal year not later than the last day of the preceding fiscal year or at such later time as shall be determined by resolution of the Board.  “Foreign Ownership Restrictions” means applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers as amended or modified from time to time.
The number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of Directors which would have the effect of shortening the term of an incumbent Director may be made by the Board of Directors).  If the Board of Directors makes no such determination, the number of Directors shall be thirteen.
Section 2.2                                 Election; Term; Vacancies.

  Each Director shall hold office until the next annual election and until his or her successor is elected and qualified, or until his earlier death, resignation or removal.  The Directors shall be elected annually by the stockholders in the manner specified by the Restated Certificate of Incorporation and these Bylaws, except that if there be a vacancy in the Board of Directors by reason of death, resignation or otherwise, such vacancy may also be filled for the unexpired term by a majority affirmative vote of the Board of Directors.
Section 2.3                                    Resignation.

(A) Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  Any such resignation shall take effect at the time received by the Corporation, unless the resignation specifies a later effective date or an effective date determined upon the happening of one or more events, such as failing to receive a specified vote for re-election as a Director.
(B) A Director’s resignation which is conditioned upon the Director failing to receive a specified vote for re-election as a Director may provide that it is irrevocable.
(C) If an incumbent Director does not receive the vote for re-election specified in his or her conditional resignation in an uncontested election of Directors, the Board of Directors (or a committee designated by the Board of Directors) shall, no later than 60 days following the date of the certification of the election results, consider the attendant circumstances and any other factors it deems relevant and determine whether to accept the Director’s resignation.  If the Board of Directors (or the committee designated by the Board of Directors to make such determination) determines not to accept the Director’s resignation, then such resignation shall not be effective with respect to the applicable election.
(D) For purposes of this Section 2.3, an “uncontested election” shall mean an election of Directors where the only nominees are those nominated by the Board of Directors.
Section 2.4                                 Removal.

  Any Director may be removed at any time, with or without cause, by vote at a meeting or written consent of the holders of stock entitled to vote on the election of such Director pursuant to the Restated Certificate of Incorporation.
Section 2.5                                 Meetings.

(A) Annual Meeting.  Immediately after each annual meeting of stockholders, the duly elected Directors shall hold an inaugural meeting for the purpose of organization, election of officers, and the transaction of other business, at such place as shall be fixed by the person presiding at the meeting of stockholders at which such Directors are elected.
(B) Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates and at such times and places as shall be designated from time to time by the Board of Directors; provided, that regular meetings of the Board of Directors can be waived at the request of the Chief Executive Officer if at least a majority of the Directors agree in writing or by electronic transmission to such waiver at least seven days before the date of the meeting to be so waived.  The Secretary shall forward to each Director, at least five days before any such regular meeting, a notice of the time and place of the meeting, together with the agenda for the meeting or in lieu thereof a notice of waiver if the regular meeting has been waived.
(C) Special Meetings.  Special meetings of the Directors may be called by the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer or a majority of the Directors, at such time and place as shall be specified in the notice or waiver thereof.  Notice of each special meeting, including the time and place of the meeting and the agenda therefor, shall be given by the Secretary or by the person calling the meeting to each Director by causing the same to be delivered personally or by electronic transmission not later than the close of business on the second day next preceding the day of the meeting.
(D) Location; Methods of Participation.  Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.  Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 2.6                                 Quorum and Voting.

  A majority of the total number of Directors (excluding those who must recuse themselves by law) (“Recused Directors”) shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned.  Except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at a meeting (excluding Recused Directors) at which a quorum is present shall be the act of the Board of Directors.
Section 2.7                                 Written Consent of Directors in Lieu of a Meeting.

  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.8                                 Compensation.

  Directors may receive compensation for services to the Corporation in their capacities as Directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

ARTICLE III.

Committees of the Board of Directors

Section 3.1                                 Creation.

  The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more committees, each to consist of such number of Directors of the Corporation as shall be specified in such resolution.  Each committee of the Board shall have and may exercise such powers and duties as may be provided in such resolution, except that no such committee shall have the power to elect Directors or the power or authority reserved for the whole Board of Directors pursuant to Section 141(c)(2) of the GCL, except as otherwise set forth in such Section 141(c)(2).
Section 3.2                                 Committee Procedure.

  Each committee of the Board of Directors shall meet at the times and places determined in accordance with the procedures set forth in the committee’s charter.  The Board by resolution or resolutions shall establish the charter of each committee, which shall set forth the rules of procedure to be followed by such committee, including a requirement that such committee keep regular minutes of its proceedings and deliver to the Secretary the same.
Section 3.3                                 Certain Definitions.

(A) Annual Capital Expenditure Budget.  When used in these Bylaws, the term “Annual Capital Expenditure Budget” shall mean an annual capital expenditure budget, which shall be approved by the Board of Directors not later than the last day of the preceding fiscal year (or at such later time determined by the Board pursuant to Section 2.1).
(B) Annual Financial Plan.  When used in these Bylaws, the term “Annual Financial Plan” shall mean an annual financial plan, which shall be approved by the Board of Directors not later than the last day of the preceding fiscal year (or at such later time determined by the Board pursuant to Section 2.1).

ARTICLE IV.

Officers, Agents and Employees

Section 4.1                                 Appointment and Term of Office.

  The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, and a Secretary, and may also include a Chief Operating Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents (who may be further classified by such descriptions as “executive”, “senior”, “assistant”, “staff” or otherwise, as the Board of Directors shall determine), one or more Assistant Secretaries and one or more Assistant Treasurers.  All such officers shall be appointed by the Board of Directors.  Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  Except as may be prescribed otherwise by the Board of Directors in a particular case, all such officers shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval.  The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.
Section 4.2                                 Resignation and Removal.

  Any officer may resign at any time upon written notice to the Corporation.  Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time.  Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
Section 4.3                                 Compensation and Bond.

  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer by the Board of Directors.  The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.
Section 4.4                                 Chairman of the Board.

  The Chairman of the Board shall be selected from the members of the Board of Directors and shall preside at all meetings of the Board of Directors.  In addition, the Chairman of the Board shall have such other powers and duties as may be delegated to him or her by the Board of Directors.  The Chairman of the Board shall not be deemed to be an officer of the Corporation for purposes of Article IV of these Bylaws unless he or she shall also be the Chief Executive Officer.
Section 4.5                                 Chief Executive Officer.

  The Chief Executive Officer shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the Board of Directors.  The Chief Executive Officer shall have general charge of the business affairs of the Corporation.  He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers.  The Chief Executive Officer may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.  The Board of Directors by resolution from time to time may confer like powers upon any other person.
Section 4.6                                 President.

  The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.7                                 Chief Operating Officer.

  The Chief Operating Officer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.8                                 Chief Financial Officer.

  The Chief Financial Officer shall have general charge of the financial affairs of the Corporation, and shall have such other powers and duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.9                                 Vice Presidents.

  Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.10                                            Treasurer.

  The Treasurer shall have charge of all funds and securities of the Corporation, may endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.  He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 4.11                                            Secretary.

  The Secretary shall distribute all materials to be distributed in connection with regular and special meetings of the Board of Directors, record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the Directors, and committees of the Board of Directors in lieu of a meeting.  He or she shall attend to the giving and serving of all notices of the Corporation.  He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required.  He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent or registrar appointed by the Board of Directors.  He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 4.12                                            Assistant Treasurers.

  In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.  The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.  An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.
Section 4.13                                            Assistant Secretaries.

  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.
Section 4.14                                            Delegation of Duties.

  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.
Section 4.15                                            Prohibition on Loans to Directors and Executive Officers.

  The Corporation shall not directly or indirectly extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any member of the Board of Directors or executive officer of the Corporation, as such terms are used in Section 13(k) of the Exchange Act.

ARTICLE V.

Limitation of Liability and Indemnification

Section 5.1                                 Limitation of Liability of Directors.

  No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.  If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended.
Section 5.2                                 Mandatory Indemnification of Directors and Officers.

  The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he or she is or was a Director or officer of the Corporation, or, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  The right to indemnification conferred by this Section 5.2 also shall include the right of such persons described in this Section 5.2 to be paid in advance by the Corporation for their expenses (including attorneys’ fees) to the full extent permitted by applicable law as from time to time in effect.  The right to indemnification conferred on such persons by this Section 5.2 shall be a contract right.
Section 5.3                                 Permissive Indemnification of Non-Officer Employees and Agents.

  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized in the sole discretion of the Chief Executive Officer and at least one other of the following officers: the President, the Chief Financial Officer, or the General Counsel of the Corporation (the Chief Executive Officer and any of such other officers so authorizing such indemnification, the “Authorizing Officers”).  The Corporation may, to the extent permitted by Delaware law and authorized in the sole discretion of the Authorizing Officers, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Authorizing Officers authorizing such expense advancement determine in their sole discretion.  The provisions of this Section 5.3 shall not constitute a contract right for any such employee or agent.
Section 5.4                                 General Provisions.

  The rights and authority conferred in any of the Sections of this Article V shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Neither the amendment or repeal of this Article V or any of the Sections thereof nor the adoption of any provision of the Restated Certificate of Incorporation or these Bylaws or of any statute inconsistent with this Article V or any of the Sections thereof shall eliminate or reduce the effect of this Article V or any of the Sections thereof in respect of any acts or omissions occurring prior to such amendment, repeal or adoption or an inconsistent provision.

ARTICLE VI.

Common Stock

Section 6.1                                 Certificates.

  The shares of stock of the Corporation shall be represented by certificates or, as the Board of Directors may provide by resolution, uncertificated shares.  Each holder of record of the stock of the Corporation (including, upon request to the Corporation’s transfer agent or registrar, holders of record of uncertificated stock) shall be entitled to have a certificate representing such stock, which certificate shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Each such certificate may be sealed with the seal of the Corporation or a facsimile thereof, and any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 6.2                                 Transfers of Stock & Record Holders.

  Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only upon authorization by the record holder thereof or by such holder’s attorney, successor or assignee thereunto authorized by power of attorney (or other proper evidence of succession, assignment or authority to transfer) duly executed and filed with the Corporation’s transfer agent or registrar.  If the shares to be transferred are certificated, such transfer shall be made only upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power with reasonable assurances given that such endorsement is genuine and that all applicable taxes thereon have been paid.  Except as otherwise provided by applicable law, the Corporation shall be entitled to recognize the exclusive right of the holder of record of any share or shares as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.
Section 6.3                                 Lost, Stolen or Destroyed Certificates.

  The Corporation may issue a new stock certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.  The Board of Directors may require such owner to satisfy other reasonable requirements.
Section 6.4                                 Stockholder Record Date.

(A) Stockholder Meetings.
(1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date, except as otherwise required by applicable law (i) shall not precede the date on which the resolution fixing the record date is adopted and (ii) shall not be more than 60 nor less than ten days before the date of such meeting.
(2) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(3) If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held.
(4) Only stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the stock ledger of the Corporation after any record date so fixed.
(B) Stockholder Action by Written Consent.
(1) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede or be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
(2) Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall comply with Section 1.13.
(C) Dividends, Distributions or Other Rights.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date, except as otherwise required by applicable law (i) shall not precede the date on which the resolution fixing the record date is adopted and (ii) shall not be more than sixty days prior to such action.  Only stockholders that are stockholders of record on the date so fixed shall be entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, notwithstanding any transfer of any stock on the stock ledger of the Corporation after any record date so fixed.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.5                                 Rules and Procedures.

  The Board of Directors may make such additional rules and procedures, not inconsistent with, the Restated Certificate of Incorporation, these Bylaws, applicable law or contractual prohibitions, as it may deem appropriate concerning the issuance, transfer and registration of certificated and uncertificated shares of stock of the Corporation.  The Board of Directors may appoint, or authorize any officer or officers of the Corporation to appoint, one or more independent transfer agents and one or more independent registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

ARTICLE VII.

Ownership by Aliens

Section 7.1                                 Foreign Stock Record.

  There shall be maintained a separate stock record, designated the “Foreign Stock Record,” for the registration of Voting Stock, as defined in Section 7.2, that is Beneficially Owned (as defined in the Restated Certificate of Incorporation) by Aliens, as defined in the Restated Certificate of Incorporation (“Alien Stock”).  The Beneficial Ownership by Aliens of Voting Stock shall be determined in conformity with regulations prescribed by the Board of Directors.
Section 7.2                                 Maximum Percentage.

  At no time shall ownership of shares representing more than the Maximum Percentage, as defined below, be registered in the Foreign Stock Record.  As used herein, (a) “Maximum Percentage” means the maximum percentage of voting power of Voting Stock, as defined below, which may be voted by, or at the direction of, Aliens without violating Foreign Ownership Restrictions or adversely affecting the Corporation’s operating certificates or authorities, and (b) “Voting Stock” means all outstanding shares of capital stock of the Corporation issued from time to time by the Corporation and Beneficially Owned by Aliens which, but for the provisions of Section 1 of Article Sixth of the Restated Certificate of Incorporation, by their terms may vote (at the time such determination is made) for the election of Directors of the Corporation, except shares of Preferred Stock that are entitled to vote for the election of Directors solely as a result of the failure to pay dividends by the Corporation or other breach of the terms of such Preferred Stock.
Section 7.3                                 Recording of Shares.

  If at any time there exist shares of Voting Stock that are Alien Stock but that are not registered in the Foreign Stock Record, the Beneficial Owner thereof may request, in writing, the Corporation to register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in Section 7.2.  The order in which Alien Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares of Alien Stock.  If at any time the Corporation shall find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.  The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Alien Stock.

ARTICLE VIII.

General Provisions

Section 8.1                                 Fiscal Year.

  The fiscal year of the Corporation shall begin the first day of January and end on the last day of December of each year.
Section 8.2                                 Dividends.

  Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock.  Before paying any dividend or making any distribution of profits, the Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.
Section 8.3                                 Checks, Notes, Drafts, Etc.

  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof, the Chief Executive Officer or the Treasurer may from time to time designate.
Section 8.4                                 Corporate Seal.

  The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation and the words “Corporate Seal” and “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 8.5                                 Waiver of Notice.

  Whenever notice is required to be given by statute, or under any provision of the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing or as otherwise permitted by law.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE IX.

Restated Certificate of Incorporation to Govern

Section 9.1                                 Restated Certificate of Incorporation to Govern.

  Notwithstanding anything to the contrary herein, if any provision contained herein is inconsistent with or conflicts with a provision of the Restated Certificate of Incorporation, such provision herein shall be superseded by the inconsistent provision in the Restated Certificate of Incorporation, to the extent necessary to give effect to such provision in the Restated Certificate of Incorporation.